Exhibit 99.d(19)

[Group Life Insurance Evidence of Insurability]

Securian Life Insurance Company
400 Robert Street North • [B1-3102] • St. Paul, Minnesota 55101-2098 • [Fax 651-665-7092]

Benefits received under an Accelerated Benefits Policy Rider may be taxable and may affect eligibility for public assistance programs.  Certificate holders should seek assistance from a personal tax advisor prior to requesting an accelerated payment of death benefits.

[EMPLOYER NAME: ABC Corporation ]			[POLICY NUMBER: 12345 ]

[A. EMPLOYEE INFORMATION]
[First name [John	Middle initial C.	Last name] Doe]	[Date of birth] [01-01-60]	[Gender] [☒Male ☐Female]
[Street address] [ 123 Main Street]		[City] [Anytown]	[State] [USA]	[Zip code] [11111]
[Have you used tobacco in any form during the past twelve months or are you currently using nicotine in any form? ☒Yes ☐No]
[Email address] [John.Doe@web.com]		[Social security number] [ 123-45-6789 ]		[Date of employment] [01-01-2000]
[Total amount of insurance requested] [$]
[B. SPOUSE/DOMESTIC PARTNER INFORMATION]
[First name [Jane	Middle initial C.	Last name] Doe]	[Date of birth] [01-01-60]	[Gender] [☐Male ☒Female]
[Have you used tobacco in any form during the past twelve months or are you currently using nicotine in any form? ☒Yes ☐No]
[Email address] [Jane.Doe@web.com]			[Social security number] [ 123-45-6789 ]
[Total amount of insurance requested] [$]
[C. CHILDREN INFORMATION (list names and dates of birth for your eligible children) ]
[Alice Doe 01-01-89	Betty Doe 01-01-92	[Total amount of insurance requested]
Charlie Doe 01-01-93	David Doe 01-01-95 ]	[$]

[D.] HEALTH QUESTIONS [(must be answered for coverage that is not guaranteed)]
[Employee]	[Spouse/DP]	[Children]	[Employee] [Height] [5’11”] [Weight] [175]	[Spouse/domestic partner] [Height] [5’5”] [Weight] [145] [Occupation] [Analyst]
[☐Yes ☒No]	[☐Yes ☐No]	[☐Yes ☐No]	(1)	During the past three years, have you for any reason consulted a physician(s) or other health care provider(s) or been hospitalized? (Excluding HIV Testing).
[☐Yes ☒No]	[☐Yes ☐No]	[☐Yes ☐No]	(2)

Have you ever had, or been treated for, any of the following: heart, lung, kidney, liver, nervous system, or mental disorder; high blood pressure; stroke; diabetes; cancer or tumor; drug or alcohol abuse including addiction?

[☐Yes ☒No]	[☐Yes ☐No]	[☐Yes ☐No]	(3)	Have you ever been diagnosed as having or been treated for AIDS or any disorder of your immune system?

If you answer yes to any question, give details including dates, names and addresses of doctors or hospitals, the reason for the visit or consultation, the diagnosis, and the treatment in the [Additional Health Information section on the second page, or on a separate sheet of paper if you need more space to provide details.]

[E. AUTHORIZATION]

The answers provided on this application are representations of the person signing below.  It is understood that Securian Life Insurance Company (the Company), St. Paul, Minnesota 55101-2098 shall incur no liability because of this application unless and until it is approved by the Company and the first premium is paid while my health and other conditions affecting my insurability are as described in this application.  I understand that false or incorrect answers to the above questions may lead to rescission of coverage.  I understand that if coverage is rescinded, an otherwise valid claim will be denied.  Please see the Incontestability provision of your certificate to which this application is attached.

To determine my insurability or for claim purposes, I authorize any person(s), medical practitioner, institution, insurance company or Medical Information Bureau (MIB) to give any medical or nonmedical information about me including alcohol or drug abuse, to the Company and its reinsurers.  I authorize all said sources, except MIB, to give such information to any agency employed by the Company to collect and transmit such information.  I understand in determining eligibility for insurance or benefits, this information may be made available to underwriting, claims, medical and support staff of the Company.  If I do not revoke this authorization, it will be valid for 24 months from the date I sign it.  A photocopy shall be as valid as the original.  I have read this Authorization and the Consumer Privacy Notice on the second page and I understand that I can have copies.

CONSUMER PRIVACY NOTICE

To underwrite your insurance request, the Company may ask for additional personal information, such as an insurance medical exam; lab tests; medical records from your insurance company, physician or hospital; a report from the Medical Information Bureau (MIB), a non-profit organization of life insurance companies that exchanges information among its members. Information about your insurability is confidential. Without your express authorization, the Company or its reinsurers may send your information to government agencies that regulate insurance; or, without identifying you, to insurance organizations for statistical studies; or may make a brief report of health information to the MIB. If you apply to a MIB member company for life or health insurance, or submit a benefits claim for benefits to a member company, the MIB, upon request, will supply the member company with the information in its file. You or your authorized representative have the right to: receive by mail or to copy your personal information in the Company or MIB files, including the source and who received copies within the past two years; to correct or amend personal information in these files; to know specific reasons why coverage was not issued as applied for; and to revoke your authorization at any time. At your written request, within 30 days the Company will explain in writing how to learn what is in your file, its source, how to correct or amend it or how to learn why coverage was not issued as applied for. You can send a written statement as to why you disagree. If we correct or amend the information, we will notify you and anyone who may have received the information.  If we do not agree with your statement, we will notify you and keep your statement in your file.

For further information about your file or your rights you may contact:	For information about the MIB, you may contact:
MIB
Group Division Underwriting	50 Braintree Hill, Suite 400
Securian Life Insurance Company	Braintree, MA 02184-8734
400 Robert Street North	MIB Telephone: (866) 692-6901
St. Paul, MN 55101-2098	MIB TTY: (866) 346-3642
Telephone: (800) 872-2214	Website: www.mib.com

[F. ADDITIONAL HEALTH INFORMATION]

[Name]	[Date]	[Name and address of doctor, clinic, hospital]	[Reason for consultation]	[Diagnosis and treatment]

The information contained in this application is true and complete.

I HAVE READ AND RECEIVED THE SECTIONS ENTITLED AUTHORIZATION AND CONSUMER PRIVACY NOTICE.

[Employee signature]	[Daytime phone number]	[Evening phone number]	[Date signed]
X [ /s/ John Doe ]	[(111) 222-3333 ]	[(111) 222-4444]	[06-01-2010]
[Spouse/domestic partner signature ]	[Daytime phone number]	[Evening phone number]	[Date signed]
X [ /s/ Jane Doe ]	[(111) 234-5678]	[(111) 222-4444]	[06-01-2010]

[FOR OFFICE USE ONLY: ] [Employee name:]					[POLICY NUMBER: 12345]
[Employee life coverage		[Spouse/domestic partner life coverage			[Child(ren) coverage
Previous coverage:	$	Previous coverage:	$		Previous coverage:	$
Guaranteed Issue:	+$	Guaranteed Issue:	+$		Guaranteed Issue:	+$
Pending underwriting:	+$	Pending underwriting:	+$		Pending underwriting:	+$
Total elected:	$	Total elected:	$		Total elected:	$

☒ Approved ☐ Declined ☐ Incomplete]		☒ Approved ☐ Declined ☐ Incomplete]			☒ Approved ☐ Declined ☐ Incomplete]

[By]	[Date]	[By]		[Date]	[By]		[Date]
[ /s/ Joe Underwriter ]	[06-01-2010]	[ /s/ Joe Underwriter ]		[06-01-2010]	[ /s/ Joe Underwriter ]		[06-01-2010]